SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-KYSOR INDL CORP DEL

          MARIO J. GABELLI-GABELLI FOUNDATION
                                 3/07/97            5,000-           43.0000
          GIL II, LTD.
                                 3/07/97           10,000-           43.0000
          GABELLI INTERNATIONAL LTD
                                 3/07/97           15,000-           43.0000
          GABELLI FUNDS, INC.
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 3/07/97          111,000-           43.0000
               THE GABELLI CAPITAL ASSET FUND
                                 3/07/97           10,000-           43.0000
               THE GABELLI ABC FUND
                                 3/07/97           42,000-           43.0000
          GAMCO INVESTORS, INC.
                                 3/07/97            2,000-           43.0000
                                 3/07/97           87,000-           43.0000
                                 2/28/97            2,000-           42.9250
                                 2/25/97            2,000            42.8750
          GABELLI ASSOCIATES LTD
                                 3/07/97           23,000-           43.0000
                                 2/26/97            3,000            42.7500
          GABELLI ASSOCIATES FUND
                                 3/07/97          193,100-           43.0000
                                 3/04/97              300            42.7500
                                 3/03/97            1,500            42.7833
                                 2/28/97            4,100            42.7500
                                 2/27/97            1,600            42.7500
                                 2/26/97            5,600            42.7500







          (1) THE SALES OCCURING ON MARCH 7, 1997 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 (a) OF THIS AMENDMENT TO
 SCHEDULE

             13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NY STOCK
 EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.


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